Exhibit 99.1

40 IDX Drive

P.O. Box 1070

Burlington, VT 05402-1070

www.idx.com

Contacts:	Margo Happer
Director – Investor Relations and
Corporate Communications
802-859-6169

FOR IMMEDIATE RELEASE

IDX SYSTEMS CORPORATION REPORTS

2004 FIRST QUARTER RESULTS

Customer momentum across business lines drives continued growth

BURLINGTON, VT – April 29, 2004 – IDX Systems Corporation (NASDAQ:IDXC) reported results today for the first quarter ended March 31, 2004.

Revenues for the first quarter 2004 increased to $102.6 million compared to $92.4 million in the first quarter of 2003.

IDX reported first quarter 2004 net income of $1.6 million, or $0.05 per fully diluted share, compared to 2003 net income of $3.8 million, or $0.13 per fully diluted share. As previously projected, first quarter 2004 results reflect startup costs associated with the company’s business in the United Kingdom. IDX expects the UK business to be accretive to earnings beginning this year.

“We began 2004 firmly established in the global marketplace, and our results for the first quarter clearly show our sustained momentum domestically, as we continue to execute against our plan across the company,” said James H. Crook Jr., Chief Executive Officer of IDX. “Our partnership approach to our customer relationships, coupled with robust and proven solutions, continues to spur new growth.”

Significant Momentum Across IDX Business Lines

Separately today, IDX announced additional noteworthy contracts signed in the first quarter, reflecting significant momentum across all business lines.

New agreements for Flowcast™ included Creighton Medical Associates, an academic multi-specialty group practice operating as a division of Creighton University School of Medicine in Omaha, Nebraska. The IDX solution will automate key processes in the revenue cycle for 225 faculty members located in Creighton University’s primary affiliated teaching hospital (Creighton University Medical Center) and eight community-based primary care clinics. Currently, 75 percent of academic medical centers utilize IDX solutions.

Additionally, Brown & Toland Medical Group, San Francisco, CA, will upgrade to Flowcast 3.0, IDX’s next-generation business performance solution, including the TouchWorks™ EMR (electronic medical record) solution from Allscripts Healthcare Solutions (NASDAQ: MDRX), an alliance partner of IDX. Flowcast and TouchWorks will provide a complete, integrated solution for practice management and clinical automation and strengthen financial and administrative support for 315 primary care physicians and 1,200 specialists.

IDX expanded an agreement with Vancouver Health Authority, the largest academic health authority in Canada, for the IDX Carecast™ Patient Accounting solution. Carecast will enable integrated clinical and financial capabilities in six facilities serving 75 percent of the comprehensive health system, encompassing 1,800 beds. The agreement will also allow VCH to deploy Carecast patient accounting functionality across its eight acute care hospitals and numerous outpatient facilities.

Groupcast™ enjoyed a strong new account performance with small to mid-size group practices including billing services, single-specialty practices and complex, multi-site groups, demonstrating the flexibility and broad applicability of our solution.

Imagecast™ agreements were signed with long-time customer Wellspan Health Systems, who will pioneer a new cardiology offering, and UC Davis, the fourth of five prestigious University of California teaching hospitals that utilize Imagecast.

A long-time Imagecast Radiology Information System (RIS) customer, Wellspan Health will upgrade its IDX RIS and purchased the full IDX Picture Archiving and Communications System. Wellspan Health includes York Hospital and Gettysburg Hospital (total of 630 beds) and 31 ambulatory care and outpatient sites.

UC Davis Health System will use Imagecast RIS to drive workflow and clinical improvement throughout their health system, which conducts more than 800,000 patient visits each year.

IDX remains comfortable with projected 2004 revenue of $500 - $525 million and earnings per share guidance of $0.95 - $0.99.

A conference call with investors will be held on April 29, 2004 at 11:00 am EDT to discuss these results. An audio Webcast of the call is available at our Internet site: www.idx.com, Investor Relations, Multimedia.

About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX supports these objectives with a broad range of complementary and functionally rich products installed at 3,300 customer sites. Customers include 138,000 physicians who utilize practice management systems to improve patient care and other workflow processes. IDX Systems are installed at approximately:

•	380 Integrated delivery networks (IDNs) representing more than 500 hospitals

•	175 large group practices with more than 200 physicians

•	665 mid-size group practices with less than 200 physicians

The IDX web strategy includes browser technology, e-commerce and web-based tools – built using Internet architecture – that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,100 full-time employees.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing new services and systems, difficulties in implementing systems including Carecast, Imagecast, Flowcast and Groupcast, including the systems to be implemented for the UK National Health Service, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and foreign conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, the possibility of product-related liabilities, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

-tables follow-

IDX SYSTEMS CORPORATION

Consolidated Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$18,820	$25,536
Marketable securities	86,441	79,068
Accounts receivable, net	117,468	93,709
Refundable income taxes	8,264	8,564
Prepaid and other current assets	21,512	11,446
Deferred tax asset	8,408	5,899

Total current assets	260,913	224,222

Property and equipment, net	85,943	86,216
Capitalized software costs, net	4,985	3,806
Goodwill, net	2,508	2,508
Other assets	10,318	10,357
Deferred tax asset	11,235	11,404

Total assets	$375,902	$338,513

Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other liabilities	$60,213	$54,843
Deferred revenue	44,906	23,016

Total current liabilities	105,119	77,859

Stockholders’ equity	270,783	260,654

Total liabilities and stockholders’ equity	$375,902	$338,513

IDX SYSTEMS CORPORATION

Consolidated Statements of Income

(in thousands, except for per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues
Systems sales	$35,974	$32,541
Maintenance and service fees	66,576	59,900

Total revenues	102,550	92,441

Operating expenses
Cost of systems sales	11,217	11,792
Cost of maintenance and services	46,591	41,661
Selling, general and administrative	28,427	20,454
Software development costs	13,887	13,350

Total operating expenses	100,122	87,257

Operating income	2,428	5,184

Other income	116	124

Income before income taxes	2,544	5,308

Income tax provision	(967)	(1,592)

Income from continuing operations	1,577	3,716

Discontinued operations
Gain on sale of discontinued operations, net of income (loss) and income taxes	—	115

Net income	$1,577	$3,831

Basic earnings per share
Income from continuing operations	$0.05	$0.13
Income from discontinued operations	$—	$—

Basic earnings per share	$0.05	$0.13

Basic weighted average shares outstanding	29,880	29,172

Diluted earnings per share
Income from continuing operations	$0.05	$0.13
Income from discontinued operations	$—	$—

Diluted earnings per share	$0.05	$0.13

Diluted weighted average shares outstanding	31,434	29,415

Earnings per share numbers may not foot due to rounding.

IDX Systems Corporation

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
OPERATING ACTIVITIES
Net income from continuing operations	1,577	3,716
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,031	3,145
Amortization	406	580
Deferred tax provision	(2,340)	(727)
Increase in allowance for doubtful accounts	544	294
Tax benefit related to exercise of non-qualified stock options	2,673	—
Foreign currency transaction (gains) losses, net	189	—
Loss on disposition of equipment	29	—
Other	52	75
Changes in operating assets and liabilities:
Accounts receivable	(24,454)	647
Prepaid expenses and other assets	(10,083)	(1,452)
Accounts payable and accrued expenses	5,462	(9,103)
Federal and state income taxes	285	1,488
Deferred revenue	21,890	989

Net cash provided by (used in) operating activities	261	(348)
INVESTING ACTIVITIES
Purchase of property and equipment, net	(3,785)	(8,415)
Other assets	(1,584)	(211)

Net cash used in investing activities	(5,369)	(8,626)
FINANCING ACTIVITIES

Proceeds from sale of common stock	5,788	137
Proceeds from debt issuance	—	23,727
Repayment of debt issuance	—	(18,727)

Net cash provided by financing activities	5,788	5,137

Effect of exchange rate fluctuations on cash and cash equivalents	(23)	—

Increase (decrease) in cash, cash equivalents and marketable securities from continuing operations	657	(3,837)
Net cash provided by discontinued operations	—	5,531

Increase in cash, cash equivalents and marketable securities	657	1,694
Cash, cash equivalents and marketable securities at beginning of period	104,604	54,435

Cash, cash equivalents and marketable securities at end of period	$105,261	$56,129